UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	February 19, 2021
(Date of earliest event reported)

BANK OF HAWAII CORP

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street	Honolulu	Hawaii	96813
(Address of principal executive offices)	(City)	(State)	(Zip Code)

(888) 643-3888

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol	Name of each exchange on which registered
Common Stock	$.01 Par Value	BOH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2021, the Human Resources and Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the following actions relative to salary and performance-based bonus awards for the Company’s designated 2020 Named Executive Officers (the “NEOs”):

Named Executive Officer	Cash Portion of 2020 EIP	Restricted Stock Portion of 2020 EIP	2021 Base Salary
Peter S. Ho Chairman, CEO, and President	$711,563	7,987	$860,000
Dean Y. Shigemura Vice Chairman, CFO, and Treasurer	$224,250	2,517	$435,000
Sharon M. Crofts Vice Chairman, Client Solutions Group	$207,000	2,324	$435,000
James C. Polk Vice Chairman, Chief Commercial Officer	$207,000	2,324	$435,000
Mary E. Sellers Vice Chairman, Chief Risk Officer	$224,250	2,517	$436,000
Mark A. Rossi Vice Chairman, CAO, General Counsel, and Corporate Secretary*	—	—	—

* Mark A. Rossi resigned from his position as CAO, General Counsel, and Corporate Secretary effective December 31, 2020.

The Company follows a pay-for-performance philosophy.  Our compensation plans are designed to focus NEOs on goals that align with business strategy, operating performance and shareholder values.  In support of our philosophy, performance-based awards pay out only when pre-determined results are achieved.  The 2020 EIP Awards were determined based on the achievement of pre-established performance measures set by the Committee under the shareholder-approved Company 2014 Stock and Incentive Plan (the “Plan”) and the Executive Incentive Plan (EIP).

The 2020 performance-based Executive Incentive Plan payout was awarded half in cash and half in restricted stock equivalents, which will vest 1/3 upon each of the first three anniversaries of the grant.  The restricted stock equivalents, as more particularly described in the form Restricted Stock Grant Agreement which is attached hereto as Exhibit 10.1 were already earned under the performance-based EIP. This summary of the provisions of the RSG is qualified in its entirety by the actual copy of the form Restricted Stock Grant Agreement.

The 2021 base salaries of the NEOs remain unchanged from their base salaries approved in 2020.

On February 19, 2021, the Committee also awarded Restricted Stock Grants (“RSGs”) to the Company’s NEOs pursuant to the terms of the Plan. The RSGs awarded to the NEOs are shown in the table below:

GRANTEE	RSGs
Peter S. Ho	39,282
Dean Y. Shigemura	7,857
Sharon M. Crofts	—
James C. Polk	7,857
Mary E. Sellers	—
Mark A. Rossi	—

These performance-based RSGs were made pursuant to individual Restricted Stock Grant Agreements, which provide for cliff vesting to occur after a three-year performance period, 2021, 2022, and 2023, and terminates on the date of certification of achievement of service and financial performance objectives by the Committee.  The specified 3 year financial performance criteria are related to the Company’s Return on Equity, and Stock Price to Book Ratio, equally weighted at 50%, as compared to designated Peer Group performance as more particularly described in the form Restricted Stock Grant Agreement which is attached hereto as Exhibit 10.2.  The three-year performance period and cliff vesting schedule directly tie to the Company’s long-term executive retention and performance goals.  This summary of the provisions of the RSG is qualified in its entirety by the actual copy of the form Restricted Stock Grant Agreement.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

10.1	Bank of Hawaii Corporation 2014 Stock and Incentive Plan - Restricted Stock Grant Agreement (Service Based)

10.2	Bank of Hawaii Corporation 2014 Stock and Incentive Plan - Restricted Stock Grant Agreement (Performance Based)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2021	Bank of Hawaii Corporation

	By:	/s/ Patrick M. McGuirk
Patrick M. McGuirk
Senior Executive Vice President and Corporate Secretary